12 February 2015 February 12, 2015 Restoring Power

The Way Forward
Top Priorities Progress Report

WE SAID…	WE DID…

WE SAID…

- **Lease-up existing inventory** and **improve ROIC**
  - Align our leasing efforts and sales incentive program to bring inventory back into equilibrium
- **Recycle capital to focus on the core**
  - Sell non-strategic assets to refine our portfolio focus, improve ROIC and fund future capital requirements
  - Explore additional joint venture opportunities
- Improve **asset utilization** and deliver **innovative product offerings**
  - Focus on mid-market and colocation, Open IX and ecosystem initiatives
- **Transition to Just-in-Time Inventory**
  - Know returns with certainty before building
  - Commit capital only for projects that meet return thresholds
- **Unleash the intellectual capital** and creative energies of the Digital Realty team

WE DID…

- **Improved ROIC ~ 60 bps year-over-year**
  - Rolled out new sales comp plan in January 2014
  - Leased 9.4 MW of finished inventory in 4Q14
- **Commenced capital recycling program**
  - Realized gain on sale of investment
  - Sold first non-core property
- **Extended our client cloud connect options**
  - Announced alliance with Zayo to provide connectivity to more than 24 cloud providers
  - Enabled access, via direct connections, to VMware vCloud® Air
- **Lowered development risk profile**
  - Current pipeline is 83% pre-leased
- **Developing Talent**
  - Switched roles of Jim Smith, CTO, and David Schirmacher, SVP of Operations, to better leverage and develop management resources
  - Promoted Krupal Raval to SVP of Finance, AsiaPac

1) On deals over $500k annual GAAP revenue or 300 kW.

2

Macro Dashboard

Strong Dollar, Soft Crude

		3Q14 Call *October 28, 2014*	Current *February 5, 2015*	Better / Worse	2015E	2016E
Macroeconomic	Global GDP Growth Forecast [1]	2015E: 3.8%	2015E: 3.5%	▼	3.5%	3.7%
	U.S. GDP Growth Forecast [1]	2015E: 3.1%	2015E: 3.6%	▲	3.6%	3.3%
	U.S. Unemployment Rate [2]	6.1%	5.7%	▼	5.4%	5.1%
	Inflation Rate - U.S. Annual CPI Index [2]	1.7%	0.8%	▼	0.8%	2.2%
	Crude Oil Price ($/barrel) [3]	**$81**	**$50**	▼	**$54**	**$61**
	Control of White House, Senate and House of Representatives [4]	D,D,R	D,R,R	◄►	D,R,R	D,R,R
Interest & FX Rates	One-Month Libor (USD) [2]	0.15%	0.17%	▲	0.17%	0.59%
	10-Year U.S. Treasury Yield [2]	2.3%	1.8%	▼	2.7%	n/a
	GBP-USD [2]	1.61	1.53	▼	1.50	1.51
	EUR-USD [2]	**1.27**	**1.15**	▼	**1.10**	**1.11**
Equity Markets	S&P 500 [2] P/E	1,985 2014 YTD: 7.4% 17.6x	2,063 2015 YTD: 0.2% 18.0x	▲	17.3x	15.3x
	NASDAQ [2] P/E	4,564 2014 YTD: 9.3% 35.9x	4,765 2015 YTD: 0.6% 33.9x	▲	20.2x	17.4x
	RMZ [2] Avg FFO multiple [5]	1,071 2014 YTD: 20.1% 17.8x	1,209 2015 YTD: 8.1% 16.9x	▲	16.9x	15.7x
Industry	IT Spending Growth Worldwide [6]	2015E: 3.8%	2015E: 3.7%	▼	3.7%	3.1%
	Server Shipment Worldwide [7]	2015E: 4.0%	2015E: 2.7%	▼	2.7%	4.1%
	Global Data Center to Data Center IP traffic [8]	**26%** ***CAGR '12-'17E***	**29%** ***CAGR '13-'18E***	▲	**29%** ***CAGR '13-'18E***	
	Global Cloud IP Traffic [8]	35% *CAGR '12-'17E*	32% *CAGR '13-'18E*	▼	32% *CAGR '13-'18E*	

1) IMF World Economic Outlook – January 2015
2) Bloomberg – January 2015
3) Bloomberg WTI Cushing Crude Oil Spot Price – January 2015
4) Nate Silver FiveThirtyEight.com – January 2015
5) FactSet – October 2014 and January 2015
6) Gartner: IT Spending Worldwide, 4Q14
7) Gartner: Servers Forecast Worldwide, 3Q14 / October 2014 and 4Q14 / December 2014
8) Cisco Global Cloud Index: Forecast and Methodology, 2013-2018 - October 2014

3

Turn-Key Flex® 132,861 $167 $22.1 million Powered Base Building® - - - Custom Solutions 104,514 $134 $14.0 million Colocation 21,328 $229 $4.9 million Non-Technical 275,746 $17 $4.8 million Total 534,449 $86 $45.9 million Type of Space Total s.f. Signed (1) Annualized GAAP Annualized GAAP Base Rent / s.f. (2) Base Rent (2) $ $20 $40 $60 2 Q 0 7 4 Q 0 7 2 Q 0 8 4 Q 0 8 2 Q 0 9 4 Q 0 9 2 Q 1 0 4 Q 1 0 2 Q 1 1 4 Q 1 1 2 Q 1 2 4 Q 1 2 2 Q 1 3 4 Q 1 3 2 Q 1 4 4 Q 1 4 Sustained Leasing Momentum Steady Inventory Absorption 1) Includes signings for new and re-leased space. 2) GAAP rental revenues include total rent for new leases and expansion. 3) Represents $12 million direct lease with a former sub-tenant at a Powered Base Building in Santa Clara. Historical Signings – Annualized GAAP Base Rent (2) $ in millions 4 (3)

13% -2% 26% 7% 22% 4% -5% 15% 35% GAAP Rent Change Cash Rent Change TKF PBB Total Datacenter Healthy Renewal Economics (1) Data Center Pricing on the Upswing 1) Represents Turn-Key Flex and Powered Base Building product types signed as of 12/31/14. 5 ® ® ■ Signed renewal leases representing $17 million of annualized GAAP rental revenue ■ Rental rates on renewals increased by 4% on a cash basis and increased by 22% on a GAAP basis for total data center space ■ Renewed 199,000 square feet of Powered Base Building data centers at a rental rate increase of 7% on a cash basis and 26% on a GAAP basis ■ Renewed 37,000 square feet of Turn-Key Flex data centers at a rental rate decrease of 2% on a cash basis and increase of 13% on a GAAP basis

Robust Full-Year Leasing Volume Recovering Market Rents 1) GAAP rental revenues include total rent for new leases and expansion. 6

Significant Absorption of Finished Inventory 45% Reduction Since Investor Day (1) in megawatts 7 - 2 4 6 8 10 12 Phoenix Silicon Valley Dallas Boston Houston NY Metro N. Virginia Chicago Nov. 12, 2013 Dec. 31, 2014 1) Reflects the reduction of finished inventory throughout the entire portfolio. Finished Inventory – Major Markets

U.S. Major Market Data Center Supply (1)

Sub-Lease Availability Is Dwindling



3Q14
in megawatts
60
40
20
-
Boston
Chicago
Dallas
Houston
N Virginia
NY Metro
Phoenix
Silicon Valley
4Q14
in megawatts
60
40
20
-
Boston
Chicago
Dallas
Houston
N Virginia
NY Metro
Phoenix
Silicon Valley
Current Supply
New Construction
Sublease Availablility
DLR Inventory (2)

1) Based on Digital Realty internal estimates.
2) Represents Digital Realty's available finished data center space and available active data center construction.

8

0% 10% 20% 30% #1 #2 #3 #4 #5 RMZ $0 $2 $4 $6 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Top-Tier Track Record Top Total Return; Consistent Growth in Cash Flows Source: Bloomberg. As of December 31, 2014. 1) FFO is a non-GAAP financial measure. For a definition of FFO and a reconciliation to its closest GAAP equivalent see the Appendix. 9 Dividend / Sh FFO / Sh 10-Year Annualized Total Returns Digital Realty EXR OHI GEO NHI DLR’s 10-year annualized return leads the RMS by 1,400 basis points Generated positive year- over-year growth in both FFO/sh and dividends, every single year (1)

9% 13% 15% 15%16% 0% 5% 10% 15% 20% PSAELSOHIDLREXR Top-Three Growth in Dividend and Cash Flow Steady Growth, Low Volatility FFO / Share CAGRDividend / Share CAGR 10 Source: SNL Financial as of February 11, 2015. 1) Increase driven in part by ELS’ leveraged recapitalization executed in 2004 which saw the payment of a large special dividend, and a large reduction of common dividend that year. 2% 3%3% 5% 5%6% 10% 14% 0% 5% 10% 15% UBANNNHCPSKTESSOOHIDLR 13% 14% 17% 20% 0% 5% 10% 15% 20% PSADLRPSBMPWELS 46% (1) 9-Year Dividend CAGR for Companies with Annually Increasing Dividends Since 2005 Only 10 of the 140 RMZ constituents have increased their dividend each and every year since 2005 Of these 10 companies, DLR has achieved the highest dividend CAGR

Premium Track Record At a Discounted Valuation Source: Citi Investment Research (theHunter Express and Lodging Valuation Tool, dated Wednesday, February 11, 2015) 1) AFFO is a non-GAAP financial measure. For a definition of AFFO and a reconciliation to its closest GAAP equivalent, see the Appendix. 11 Metric REIT Average Spread Implied Cap Rate 6.7% 5.4% 1.3% Dividend Yield 4.8% 3.4% 1.4% Premium / (Discount) to NAV 5.7% 8.8% (3.1%) 2015E AFFO (1) / Yield 5.9% 4.8% 1.1% Price / 2015E FFO 13.8x 17.5x (3.7x) EV / LQA EBITDA 17.3x 21.2x (3.9x)

4.7x 4.5x 4.2x 4.0x 4.0x 3.4x 3.0x 0.0x 2.0x 4.0x 6.0x DLR AVB SPG FRT KIM EQR BXP 4.5x 4.2x 3.9x 3.4x 3.4x 2.9x 3.1x 0.0x 2.0x 4.0x 6.0x AVB SPG FRT EQR DLR BXP KIM 6.7x 6.2x 5.9x 5.7x 5.2x 5.1x 5.0x 0.0x 3.0x 6.0x 9.0x KIM EQR DLR BXP AVB FRT SPG 6.1x 5.5x 5.5x 5.2x 5.1x 5.0x 4.8x 0.0x 2.0x 4.0x 6.0x 8.0x EQR BXP KIM AVB FRT SPG DLR Credit Metrics Compare Favorably to Blue Chip REITs Committed to a Conservative Capital Structure Source: Company calculation based on 4Q14 data, unless otherwise indicated, derived from public filings by FactSet and SNL Financial Data. Peers may calculate these or similar metrics differently. 1) Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA, see the Appendix. 2) Based on GAAP interest expense plus capitalized interest. Interest Coverage (2) Net Debt + Preferred / LQA Adjusted EBITDA (1)Net Debt / LQA Adjusted EBITDA (1) Fixed Charge Coverage (2) 12

USD 75% GBP 13% EUR 8% Other 4% IT Services 34% Telecom Network Providers 24% Financial Services 16% Other Corp Enterprise 20% Internet Enterprise (2) 5% Guidance Range Putting Exposure in Perspective Benefits of Diversification and Scale on Display 1) Calculation based on annualized base rents (monthly contractual cash base rent before abatements under existing leases as of December 31, 2014) multiplied by 12. 2) Digital Realty’s Internet Enterprise tenants include Amazon, Facebook, Google, Microsoft, Salesforce and Yahoo! occupying approximately 1.2 million square feet. Currency Exposure by ABR (1) Tenant Type by ABR (1) Hot-Button Exposure by ABR (1) 2015E Core FFO / Share Sensitivity +/- <$0.01 +/- $0.06 +/- $0.05 +/- $0.03 $4.95 $5.00 $5.05 $5.10 $5.15 WTI +/- $10 per barrel LIBOR +/- 100 bps GBP +/- 10% EUR +/- 10% 13 Hot-Button % of ABR Net2EZ / Net Data Centers 0.6% Bitcoin Mining 0.0% Energy Tenants 1.6% Houston, TX 1.3%

Enhanced Supplemental Disclosure Committed to Transparent Investor Communication 14  CIP + Land broken out on balance sheet  Net Effective Rent disclosure  IT Load by property  Cash NOI from unconsolidated JVs  NAREIT-defined FFO guidance  Cleaner CapEx classification

Cleaner CapEx Classifications

Lower Budget, More Conservative Presentation in 2015

	2014	2015
Enhancements & Other Non-Recurring CapEx		
Discretionary CapEx + spending on non-core assets	$25 million	N/A
Infrequent expenditures for capitalized replacements & upgrades	$40 million	N/A
Network fiber initiatives & software (DCIM) development costs	$20 million	$20 - $25 million
Total Enhancements & Other Non-Recurring CapEx	**$85 - $90 million**	**$20 - $25 million**
Recurring CapEx + Capitalized Leasing Costs		
Infrequent expenditures for capitalized replacements & upgrades	N/A	$40 million
First-Generation Leasing Costs	$25 million	N/A
Second-Generation Tenant Improvements & Leasing Commissions	$20 million	$25 - $30 million
Maintenance CapEx	$45 million	$35 - $40 million
Total Recurring CapEx + Capitalized Leasing Costs	**$85 - $90 million**	**$100 - $110 million**
Sub-Total Recurring + Non-Recurring CapEx	**$170 - $180 million**	**$120 - $135 million**
Development CapEx		
First-Generation Leasing Costs	N/A	$25 million
Development Spending	$750 - $800 million	$725 - $825 million
Total Development CapEx	**$750 - $800 million**	**$750 - $850 million**
Grand Total CapEx Spending	**$920 - $980 million**	**$870 - $985 million**

15

Consistent Execution on Strategic Vision It Was a Very Good Year….  Leased 28 megawatts of finished inventory  Generated 20 megawatts of positive net absorption  Improved ROIC by 60 bps (not including impairments)  Boosted portfolio occupancy by 60 bps  Reported 4% growth in same-capital cash NOI (1)  Reached $1 billion of NOI in 2014  Posted 7% growth in Adjusted EBITDA  Delivered 6% growth in FFO and 4% growth in core FFO  Reduced leverage by nearly three-fourths of a turn  Commenced capital-recycling program  Beat the Street by $0.03 in 4Q14  Delivered 41.6% total shareholder return 16 1) The same-capital pool includes properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo development activities in 2013-2014. NOI is a non-GAAP financial measurement. For a description of NOI and reconciliation to operating income, see the Appendix.

Appendix 17

Definitions of Non-GAAP Financial Measures 18 The information included in this presentation contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. FUNDS FROM OPERATIONS (FFO) We calculate Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures nei ther the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. ADJUSTED FUNDS FROM OPERATIONS (AFFO) We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) non-cash compensation, (iv) straight line rents, (v) fair value of lease revenue amortization, (vi) capitalized leasing payroll, (vii) recurring tenant improvements, (viii) capitalized leasing commissions and (ix) costs of redeeming our preferred stock. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. CORE FUNDS FROM OPERATATIONS (CFFO) We present core funds from operations, or CFFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate CFFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) significant transaction expenses, (iii) loss from early extinguishment of debt, (iv) costs on redemption of preferred stock, (v) significant property tax adjustments, net, (vi) change in fair value of contingent consideration and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of CFFO as a measure of our performance is limited. Other REITs may not calculate CFFO in a consistent manner. Accordingly, our CFFO may not be comparable to other REITs’ CFFO. CFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. NET OPERATING INCOME (NOI) AND CASH NOI NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental port folio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Definitions of Non-GAAP Financial Measures 19 EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment charges, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, non-controlling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment charges, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, non-controlling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Reconciliation of Non-GAAP Items

To Their Closest GAAP Equivalent

Digital Realty Trust, Inc. and Subsidiaries

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations (FFO)

(in thousands, except per share and unit data)

(unaudited)

		Three Months Ended December 31, 2014
Net income (loss) available to common stockholders	$	(52,289)
Adjustments:		
Noncontrolling interests in operating partnership		(1,074)
Real estate related depreciation and amortization (1)		132,100
Real estate related depreciation and amortization related to investment in unconsolidated joint ventures		2,173
Impairment of investments in real estate		113,970
Gain on sale of property		-
Gain on contribution of properties to unconsolidated joint ventures		-
FFO available to common stockholders and unitholders (2)	$	194,880
Basic FFO per share and unit	$	1.41
Diluted FFO per share and unit (2)	$	1.40
Weighted average common stock and units outstanding		
Basic		138,327
Diluted (2)		138,757
(1) Real estate related depreciation and amortization was computed as follows:		
Depreciation and amortization per income statement		133,327
Non-real estate depreciation		(1,227)
	$	132,100

(2) At December 31, 2013, we had no series D convertible preferred shares outstanding, as a result of the conversion of all remaining shares on February 26, 2013, which calculates into 471 common shares on a weighted average basis for the year ended December 31, 2013. For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 0 and 6,712 common shares on a weighted average basis for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and were exchangeable for 1,958 and 6,650 common shares on a weighted average basis for the years ended December 31, 2014 and 2013, respectively. See below for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

		Three Months Ended December 31, 2014
FFO available to common stockholders and unitholders	$	194,880
Add: 5.50% exchangeable senior debentures interest expense		-
FFO available to common stockholders and unitholders -- diluted	$	194,880
Weighted average common stock and units outstanding		138,327
Add: Effect of dilutive securities (excluding series D convertible preferred stock and 5.50% exchangeable senior debentures)		430
Add: Effect of dilutive series D convertible preferred stock		-
Add: Effect of dilutive 5.50% exchangeable senior debentures		-
Weighted average common stock and units outstanding -- diluted		138,757

Digital Realty Trust, Inc. and Subsidiaries

Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (CFFO)

(in thousands, except per share and unit data)

(unaudited)

		Three Months Ended December 31, 2014
FFO available to common stockholders and unitholders -- diluted	$	194,880
Termination fees and other non-core revenues (3)		(2,584)
Gain on insurance settlement		-
Gain on sale of equity investment		(14,551)
Significant transaction expenses		323
Loss from early extinguishment of debt		-
Straight-line rent expense adjustment attributable to prior periods		-
Change in fair value of contingent consideration (4)		(3,991)
Equity in earnings adjustment for non-core items		-
Severance accrual and equity acceleration (5)		-
Other non-core expense adjustments (6)		453
CFFO available to common stockholders and unitholders -- diluted	$	174,530
Diluted CFFO per share and unit	$	1.26

(3) Includes one-time fees, proceeds and certain other adjustments that are not core to our business.

(4) Relates to earn-out contingency in connection with Sentrum Portfolio acquisition.

(5) Relates to severance charges related to the departure of the company's former Chief Executive Officer.

(6) Includes reversal of accruals and certain other adjustments that are not core to our business.

20

Reconciliation of Non-GAAP Items To Their Closest GAAP Equivalent 21 Digital Realty Trust, Inc. and Subsidiaries Reconciliation of Operating Income to Net Operating Income (NOI) (unaudited, in thousands) Digital Realty Trust, Inc. and Subsidiaries Reconciliation of Net Income Available to Common Stockholders to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (in thousands) (unaudited) A reconciliation of the range of 2015 projected net income to projected FFO and core FFO follows: Low - High Net income available to common stockholders per diluted share $0.90 – 1.00 Add: Real estate depreciation and amortization $4.05 Projected FFO per diluted share $4.95– 5.05 Adjustments for items that do not represent core expenses and revenue streams $0.05 Projected core FFO per diluted share $5.00– 5.10 Three Months Ended December 31, 2014 Operating loss (6,166)$ Less: Fee income (1,871) Other revenue (1,812) Add: Construction management expenses 33 Change in fair value of contingent consideration (3,991) Depreciation and amortization 133,327 General and administrative 21,480 Transactions 323 Imp irment of investments in real estate 113,970 Other expenses 453 Net Operating Income (NOI) 255,746$ 4Q14 Annualized NOI (Net Operating Income multiplied by four) 1,022,984$ Net income (loss) available to common stockholders (52,289)$ Interest 46,396 Loss from early extinguishment of debt - Taxes 1,201 Depreciation and amortization 133,327 Impairment of investments in real estate 113,970 EBITDA 242,605 Gain on sale of assets, net of noncontrolling interests - EBITDA, less effect of gain on sale of assets $242,605 EBITDA 242,605$ Straight-line rent expense adjustment attributable to prior periods Change in fair value of contingent consideration (3,991) Severance accrual and equity acceleration - Impairment of investments in real estate - Gain on sale of property - Gain on contribution of properties to unconsolidated joint venture - Gain on sal of investment (14,551) N nc ntrolling interests (961) Preferred stock dividends 18,455 C sts ed m tion of preferred stock - Adjusted EBITDA 241,557 Gain on sale of assets - Adjusted EBITDA, less effect of gain on sale of assets 241,557$ Three Months Ended December 31, 2014

Reconciliation of Non-GAAP Items

To Their Closest GAAP Equivalent

	Year Ended December 31, 2014	December 31, 2013	December 31, 2012	December 11, 2011	December 31, 2010
FFO available to common stockholders and unitholders	$ 691,966	$ 636,426	$ 557,672	$ 449,288	$ 327,473
Add: Series C convertible preferred dividends	-	-	1,402	6,077	7,656
Add: Series D convertible preferred dividends	-	-	8,212	13,394	18,962
Add: 5.50% exchangeable senior debentures interest expense	4,725	16,200	16,200	16,200	16,200
FFO available to common stockholders and unitholders -- diluted	$ 696,691	$ 652,626	$ 583,486	$ 484,959	$ 370,291
Weighted average common stock and units outstanding	136,124	130,463	119,861	103,053	89,261
Add: Effect of dilutive securities (excluding series C and D convertible preferred stock and 5.50% exchangeable senior debentures)	282	187	289	764	1,738
Add: Effect of dilutive series C convertible preferred stock	-	-	814	3,017	3,671
Add: Effect of dilutive series D convertible preferred stock	-	471	4,017	6,242	8,271
Add: Effect of dilutive 5.50% exchangeable senior debentures	1,958	6,650	6,486	6,328	6,218
Weighted average common stock and units outstanding -- diluted	138,364	137,771	131,467	119,404	109,159

Digital Realty Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (CFFO)
(in thousands, except per share and unit data)
(unaudited)

	Year Ended December 31, 2014	December 31, 2013	December 31, 2012	December 11, 2011	December 31, 2010
FFO available to common stockholders and unitholders -- diluted	$ 696,691	$ 652,626	$ 583,486	$ 484,959	$ 370,291
Termination fees and other non-core revenues [2]	(5,668)	(402)	(9,034)	(2,953)	(4,446)
Gain on insurance settlement	-	(5,597)	-	-	-
Gain on sale of investment	(14,551)	-	-	-	-
Significant transaction expenses	1,303	4,605	11,120	5,654	6,381
Loss from early extinguishment of debt	780	1,813	303	1,088	3,529
Costs on redemption of preferred stock	-	-	-	-	6,951
Significant property tax adjustments, net [3]	-	-	-	-	(1,835)
Straight-line rent expense adjustment attributable to prior periods	-	7,489	-	-	-
Change in fair value of contingent consideration [4]	(8,093)	(1,762)	(1,051)	-	-
Equity in earnings adjustment for non-core items	843	-	-	-	-
Severance accrual and equity acceleration [5]	12,690	-	-	-	-
Other non-core expense adjustments [6]	2,692	63	1,260	174	(48)
CFFO available to common stockholders and unitholders -- diluted	$ 686,687	$ 658,835	$ 586,084	$ 488,922	$ 380,823
Diluted CFFO per share and unit	$ 4.96	$ 4.78	$ 4.46	$ 4.09	$ 3.49

(2) Includes one-time fees, proceeds and certain other adjustments that are not core to our business.
(3) Includes reassessments, appeals or supplemental taxes.
(4) Relates to earn-out contingency in connection with Sentrum Portfolio acquisition.
(5) Relates to severance charges related to the departure of the company's former Chief Executive Officer.
(6) Includes reversal of accruals and certain other adjustments that are not core to our business.

22

Reconciliation of Non-GAAP Items To Their Closest GAAP Equivalent 23 Funds from operations (1) Q414 Q314 Q214 Q114 FY2014 Q413 Q313 Q213 Q113 FY2013 FY2012 FY2011 FY2010 FY2009 FY2008 FY2007 FY2006 FY2005 Net income (loss) available to common stockholders ($52,289) $109,314 $41,510 $34,186 $132,721 $42,977 138,872$ 47,077$ 42,657$ 271,583$ 171,662$ 130,868$ 58,339$ 47,258$ 26,690$ $18,907 $16,950 $6,087 Noncontrolling interests in operating partership (1,074) 2,272 873 693 2,764 849 2,757 936 824 5,366 6,157 6,185 3,406 3,432 2,329 3,753 12,570 8,268 Real estate related depreciation and amortization (2) 132,100 136,289 135,938 129,496 533,823 125,671 120,006 114,913 110,690 471,280 378,970 308,547 262,485 196,971 171,657 134,265 90,932 62,171 Real estate related depreciation and amortization related to investment in unconsolidated joint venture 2,173 1,934 1,802 1,628 7,537 1,387 788 797 833 3,805 3,208 3,688 3,243 4,382 2,339 3,934 796 - Gain on contribution of properties to unconsolidated joint venture - (93,498) - (1,906) (95,404) (555) (115,054) - - (115,609) - - - - - - - - Gain on sale of property - - (15,945) - (15,945) - - - - - (2,325) - - - - (18,049) (18,096) - Impairment of investments in real estate 113,970 12,500 - - 126,470 - - - - - - - - - - - - - Funds from operations (FFO) 194,880$ 168,811$ 164,178$ 164,097$ 691,966$ 170,329$ 147,369$ 163,723$ 155,004$ 636,425$ 557,672$ 449,288$ 327,473$ 252,043$ 203,015$ 142,810$ 103,152$ 76,526$ Funds from operations (FFO) per diluted share $1.40 $1.22 $1.20 $1.22 $3.63 $1.26 $ 1.10 $ 1.22 $ 1.16 $ 4.74 $ 4.44 $ 4.06 $ 3.39 $ 2.93 $ 2.59 $ 2.02 $ 1.61 $ 1.37 Net income (loss) per diluted share available to common stockholders ($0.39) $0.80 $0.31 $0.26 $1.39 $0.33 $ 1.06 $ 0.37 $ 0.34 $ 2.12 $ 1.48 $ 1.32 $ 0.68 $ 0.61 $ 0.41 $ 0.36 $ 0.47 $ 0.25 Funds from operations (FFO) $ 194,880 $ 168,811 $ 164,178 $ 164,097 $ 691,966 $ 170,329 $ 147,369 $ 163,723 $ 155,004 $ 636,425 $ 557,672 $ 449,288 $ 327,473 $ 252,043 $ 203,015 $ 142,810 $ 103,152 $ 76,526 Non real estate depreciation 1,227 1,185 1,154 1,124 4,690 1,105 1,192 954 933 4,184 3,583 1,878 1,418 1,081 721 533 511 61 Amortization of deferred financing costs 2,207 2,275 2,402 2,085 8,969 2,925 2,831 2,471 2,431 10,658 8,700 9,455 10,460 7,926 5,932 5,541 3,763 2,965 Amortization of debt discount 521 487 359 357 1,724 338 418 418 605 1,779 1,097 2,232 3,821 3,933 3,677 3,437 1,235 - Non cash compensation 2,530 2,849 3,656 3,153 12,188 2,183 2,877 3,580 2,888 11,528 12,632 13,429 11,162 8,108 7,639 3,580 1,787 481 Deferred compensation related to equity acceleration - - - 5,832 5,832 - - - - - - - - - - - - - Loss from early extinguishment of debt - 195 293 292 780 608 704 501 - 1,813 303 1,088 3,529 - 182 - 528 1,021 Straight line rents, net (18,558) (17,710) (19,099) (20,471) (75,838) (21,858) (19,661) (19,892) (21,169) (82,580) (75,776) (56,309) (45,468) (45,341) (36,007) (25,388) (17,742) (13,023) Non-cash straight-line rent expense adjustment - - - - - - 9,988 - - 9,988 - - - - - - - - Above and below market rent amortization (2,273) (2,370) (2,553) (2,787) (9,983) (2,887) (2,746) (3,041) (3,045) (11,719) (10,262) (7,937) (8,318) (8,040) (9,262) (10,224) (7,012) (1,717) Change in fair value of contingent consideration (3,991) (1,465) 766 (3,403) (8,093) (1,749) (943) (370) 1,300 (1,762) (1,051) - - - - - - - Gain o sale of investment (14,551) (14,551) Capitalized leasing compensation (6,594) (6,641) (6,894) (6,891) (27,020) (4,214) (4,924) (4,786) (5,053) (18,977) (15,102) (10,508) (7,603) (6,570) (4,036) (1,066) (2,054) (781) Recurring capital expenditures and tenant improvements - - - - - - - - - - - (12,969) (5,604) (13,648) (11,328) (4,259) (4,160) (2,897) Capitalized leasing commissions - - - - - - - - - - - (21,266) (15,744) (12,611) (13,303) (8,369) (7,186) (3,051) Recurring capital expenditures (only disclosed for 2012 - 2014) (21,040) (11,481) (11,355) (8,685) (52,562) (17,025) (12,895) (13,429) (9,860) (53,209) (41,430) - - - - - - - Internal leasing commissions (only disclosed for 2012 - 2014) (5,331) (3,488) (4,829) (4,670) (18,318) (4,435) (2,077) (3,331) (2,025) (11,868) (7,301) - - - - - - - Costs on redemption of preferred stock - - - - - - - - - - - - 6,951 - - - - - Adjusted funds from operations (1) 129,027$ 132,647$ 128,078$ 130,033$ 519,784$ 125,320$ 122,133$ 126,798$ 122,009$ 496,260$ 433,065$ 368,381$ 282,077$ 186,881$ 147,230$ 106,595$ 72,822$ 59,585$ Q414 Q314 Q214 Q114 FY2014 Q413 Q313 Q213 Q113 FY2013 FY2012 FY2011 FY2010 FY2009 FY2008 FY2007 FY2006 FY2005 Depreciation and amortization per income statement 133,327$ 137,474$ 137,092$ 130,620$ 538,513$ 126,776$ 121,198$ 115,867$ 111,623$ 475,464$ 382,553$ 310,425$ 263,903$ 198,052$ 172,378$ 134,419$ 86,129$ 55,701$ i i i i of dis ntinued opera ions - - - - - - - - - - - - - - - 37 5 314 6 53 Non real estate epreciation (1,2) (1,185) (1,154) (1,1 4) (4,690) (1,105) ( , 2) (954) (93) (4,18) (3, 8 ) (1,878) (1,418) (1, 81) (721) (533) (5 1) (6) 132 100$ 136 2 9$ 135 938$ 129 496$ 533 823$ 125 671$ 120 006$ 114, 13$ 110,690$ 471 2 0$ 378 970$ 308 547$ 262 85$ 196 97$ 171,657$ 134,265$ 90,932$ 62,171$ Weighted-average shares and units outstanding - diluted 138,757 138,762 137,912 138,162 138,364 137,891 137,851 137,787 137,680 137,769 131,467 103,817 89,058 82,786 76,766 70,806 63,870 55,761 (1) Funds from operations and Adjusted funds from operations for all periods presented above include the results of properties sold in 2006 and 2007 — 7979 East Tufts Avenue (July 2006), 100 Technology Center Drive (March 2007) and 4055 Valley View Lane (March 2007). (2) Real estate related depreciation and amortization was computed as follows:

Forward-Looking Statements The information included in this presentation contains forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such forward-looking statements include statements relating to our economic outlook; opportunities and strategies, including ROIC, recycling assets and capital, and sources of growth; our joint venture with GCEAR, our expected yield, future cash NOI, expected term and expected benefits from the joint venture; business drivers; sources and uses; our expected development plans and completions, including timing, total square footage, IT capacity and raised floor space upon completion; expected availability for leasing efforts, sales incentive program, mid-market and colocation initiatives; organizational initiatives; joint venture opportunities; occupancy and total investment; our expected investment in our properties; our estimated time to stabilization and targeted returns at stabilization of our properties; our expected future acquisitions; acquisitions strategy; available inventory and development strategy; the signing and commencement of leases, and related rental revenue; lag between signing and commencement of leases; our expected same store portfolio growth; our expected growth and stabilization of development completions and acquisitions; our expected mark-to-market rates on lease expirations, lease rollovers and expected rental rate changes; our expected yields on investments; our expectations with respect to capital investments at lease expiration on existing Turn-Key Flex space; barriers to entry; competition; debt maturities; lease maturities; our expected returns on invested capital; estimated absorption rates; our other expected future financial and other results, and the assumptions underlying such results; our top investment markets and market opportunities; our ability to access the capital markets; expected time and cost savings to our customers; our customers’ capital investments; our plans and intentions; future data center utilization, utilization rates, growth rates, trends, supply and demand, and demand drivers; datacenter outsourcing trends; datacenter expansion plans; estimated kW/MW requirements; growth in the overall Internet infrastructure sector and segments thereof; the market effects of regulatory requirements; the replacement cost of our assets; the development costs of our buildings, and lead times; estimated costs for customers to deploy or migrate to a new data center; capital expenditures; the effect new leases and increases in rental rates will have on our rental revenues and results of operations; lease expiration rates; our ability to borrow funds under our credit facilities; estimates of the value of our development portfolio; our ability to meet our liquidity needs, including the ability to raise additional capital; credit ratings; capitalization rates, or cap rates, potential new markets; dividend payments and our dividend policy; projected financial information and covenant metrics; annualized, projected and run-rate NOI; other forward-looking financial data; leasing expectations; Digital Realty Ecosystem, our connectivity initiative; Digital Open Internet Exchange; our expectations and underlying assumptions regarding our sensitivity to fluctuations in foreign exchange rates and energy prices; and the sufficiency of our capital to fund future requirements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. Such statements are subject to risks, uncertainties and assumptions, are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control that may cause actual results to vary materially. Some of the risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability for our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. The risks described above are not exhaustive, and additional factors could adversely affect our business and financial performance, including those discussed in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and subsequent filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. 24